Exhibit 99.1

Trump Media & Technology Group Announces Successful Launch
of TV Streaming on Android Devices

Android Users Can Now Access Streaming on Existing Truth Social App

SARASOTA, Fla., Aug. 06, 2024 -- Trump Media & Technology Group (Nasdaq: DJT) (“TMTG” or the “Company”), operator of the social media platform Truth Social, announced today that it has successfully launched linear TV streaming on Android devices.

Without needing to update their apps, Android users can now access TV streaming on the Truth Social app by clicking on a Truth+ streaming icon shaped like a TV. Users can view streaming content as stand-alone channels or in a separate picture-in-picture (“PiP”) window while scrolling on the Truth Social platform.

The launch, powered by TMTG’s new, custom-built content delivery network (“CDN”), comes shortly after the introduction of TV streaming on the Web version of Truth Social, truthsocial.com.

“Our rollout of TV streaming is continuing apace,” said TMTG CEO Devin Nunes. “The addition of streaming to Android devices is another step toward our goal of creating an uncancellable home for free speech and family-friendly TV content.”

The launch of streaming on Android devices is part of TMTG’s phased rollout of its streaming platform, Truth+. As the Company continues to stress test the streaming service, it next plans to introduce TV streaming on the iOS version of Truth Social, which will require an update to the Truth Social app.

In the subsequent phase, the Company plans to introduce streaming apps integrated with the Truth Social platform that will offer cutting-edge features including an interactive 14-day electronic guide, instant catch-up TV on any show broadcast in the previous 7 days, network DVR, video on demand, subscription video on demand, a marketplace, and more.

TMTG also plans to unveil apps that allow users to watch streaming content on in-home TV sets and to introduce new advertising capabilities.

TMTG plans to expand its streaming options as the rollout continues, focusing on news, Christian content, and family friendly programming.

TMTG anticipates that, as the rollout progresses, it will continue stress and beta testing the streaming technology while collecting input from users—and announce when testing is finished and the rollout is complete.

As part of its strategy, TMTG is continuing to work toward closing the previously-announced perpetual licensing deal for CDN technology.

TMTG’s ultra-fast streaming technology will be powered through specially designed infrastructure with its own servers, routers, and software stack. Thus, TMTG expects to have control over its tech delivery stack for streaming across private network CDN, consistent with the goal of rendering the service uncancellable by Big Tech.

About TMTG

The mission of TMTG is to end Big Tech’s assault on free speech by opening up the Internet and giving people their voices back. TMTG operates Truth Social, a social media platform established as a safe harbor for free expression amid increasingly harsh censorship by Big Tech corporations.

Investor Relations Contact

Shannon Devine (MZ Group | Managing Director - MZ North America) Email: shannon.devine@mzgroup.us

Media Contact

press@tmtgcorp.com

Cautionary Statement About Forward-Looking Statements

This press release includes forward-looking statements regarding, among other things, the plans, strategies, and prospects, both business and financial, of TMTG. We have based these forward-looking statements on our current expectations and projections about future events, including the future plans and potential success of the streaming services under the CDN. Although we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions. Forward-looking statements are not guarantees of future performance, and involve risks, uncertainties and assumptions that may cause our actual results to differ materially from the expectations that we describe in our forward-looking statements. There may be events in the future that we are not accurately able to predict, or over which we have no control.

Android on the Truth Social app.